Exhibit 14(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-65446 on Form N-14 of MuniAssets Fund, Inc. (the “Fund”) of our report dated June 27, 2001 appearing in the May 31, 2001 Annual Report of the Fund, and to the references to us under the captions “COMPARISON OF THE FUNDS—Financial Highlights—MuniAssets” and “EXPERTS” appearing in the Joint Proxy Statement and Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York September 7, 2001